Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results

Fiscal 2011 Revenues $15 Billion

GAAP EPS $2.52, Non-GAAP EPS $3.20

— Record Fiscal 2011 Results —

SAN DIEGO — November 2, 2011 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the fourth fiscal quarter and year ended September 25, 2011.

“I am very pleased with our performance this year as we delivered record revenues, earnings and MSM chipset shipments, driven by the popularity of smartphones, continued adoption of 3G technologies, particularly in emerging regions, and our industry-leading patent portfolio,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “The breadth and depth of our chipset roadmap, extensive licensing program and diverse set of global partnerships position us well for strong revenue and earnings growth in fiscal 2012. We are excited about the upcoming commercial launch of our groundbreaking Snapdragon multimode LTE solution and continue to invest in and execute on our strategic priorities to drive profitable growth.”

GAAP Results

Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).

Fourth Quarter Fiscal 2011

—	Revenues: [1] $4.12 billion, up 39 percent year-over-year (y-o-y) and 14 percent sequentially.
—	Operating income: [1] $1.24 billion, up 29 percent y-o-y and 11 percent sequentially.
—	Net income: [2] $1.06 billion, up 22 percent y-o-y and 2 percent sequentially.

1 The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rate throughout this news release are from continuing operations (i.e., before discontinued operations and the adjustment for noncontrolling interests), unless otherwise stated.

2 Net income and diluted earnings per share throughout this news release are attributable to Qualcomm (i.e., after discontinued operations and adjustment for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 2 of 19

—	Diluted earnings per share: [2] $0.62, up 17 percent y-o-y and 2 percent sequentially.
—	Effective tax rate: [1] 20 percent for the quarter.
—	Operating cash flow: $1.82 billion, up 67 percent y-o-y; 44 percent of revenues.
—	Return of capital to stockholders: $361 million, or $0.215 per share, of cash dividends paid and $142 million to repurchase 2.9 million shares of our common stock.

Fiscal 2011

—	Revenues: $14.96 billion, up 36 percent y-o-y.
—	Operating income: $5.03 billion, up 35 percent y-o-y.
—	Net income: $4.26 billion, up 31 percent y-o-y.
—	Diluted earnings per share: $2.52, up 29 percent y-o-y.
—	Effective tax rate: 20 percent.
—	Operating cash flow: $4.90 billion, up 20 percent y-o-y; 33 percent of revenues.
—	Return of capital to stockholders: $1.49 billion, including $1.35 billion, or $0.81 per share, of cash dividends paid, and $142 million to repurchase 2.9 million shares of our common stock.

Non-GAAP Results

Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and certain acquisition-related items. Starting with acquisitions completed in the third quarter of fiscal 2011, we changed our methodology for reporting Non-GAAP results to exclude the recognition of the step-up of inventories to fair value and amortization of certain intangible assets, in addition to our historical practice of excluding acquired in-process research and development (R&D) expense.

Fourth Quarter Fiscal 2011

—	Revenues: $4.12 billion, up 39 percent y-o-y and 14 percent sequentially.
—	Operating income: $1.62 billion, up 44 percent y-o-y and 17 percent sequentially.
—	Net income: $1.37 billion, up 24 percent y-o-y and 11 percent sequentially.
—

Diluted earnings per share: $0.80, up 18 percent y-o-y and 10 percent sequentially. The current quarter excludes $0.01 loss per share attributable to the QSI segment, $0.12 loss per share attributable to certain share-based compensation, $0.07 loss per share

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 3 of 19

attributable to certain acquisition-related items and $0.02 earnings per share attributable to certain tax-related items.
—	Effective tax rate: 21 percent for the quarter.
—	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.69 billion, up 52 percent y-o-y; 41 percent of revenues.

Fiscal 2011

—	Revenues: $14.96 billion, up 36 percent y-o-y.
—	Operating income: $6.08 billion, up 41 percent y-o-y.
—	Net income: $5.41 billion, up 33 percent y-o-y.
—

Diluted earnings per share: $3.20, up 30 percent y-o-y. The current fiscal year excludes $0.23 loss per share attributable to the QSI segment, $0.37 loss per share attributable to certain share-based compensation, $0.12 loss per share attributable to certain acquisition-related items and $0.04 earnings per share attributable to certain tax-related items.

—	Effective tax rate: 21 percent.
—	Free cash flow: $4.83 billion, up 16 percent y-o-y; 32 percent of revenues.

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included at the end of this news release.

In the year-over-year comparisons summarized above, the following should be noted: fiscal 2011 results included $401 million in revenues related to prior quarters as a result of agreements entered into with two licensees to settle disputes in the second quarter of fiscal 2011 and $120 million in impairment charges related to our Firethorn division, including $114 million in goodwill impairment; and fiscal 2011 operating and free cash flow reflect the impact of a $1.5 billion income tax payment primarily related to the 2008 license and settlement agreements with Nokia. In addition, fiscal 2011 results included the results of Qualcomm Atheros, Inc., which was acquired on May 24, 2011.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 4 of 19

Key Business Metrics

Fourth Quarter Fiscal 2011

—	CDMA-based Mobile Station Modem (MSM®) shipments: 127 million units, up 14 percent y-o-y and 6 percent sequentially.
—	June quarter total reported device sales: approximately $39.1 billion, up 38 percent y-o-y and 7 percent sequentially.
o	June quarter estimated CDMA-based device shipments: approximately 187 to 191 million units, at an estimated average selling price of approximately $204 to $210 per unit.

Fiscal 2011

—	CDMA-based MSM shipments: 483 million units, up 21 percent y-o-y.
—	Total reported device sales: approximately $149.5 billion, up 41 percent y-o-y.
o	Estimated CDMA-based device shipments: approximately 717 to 734 million units, at an estimated average selling price of approximately $203 to $209 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $20.9 billion at the end of the fourth quarter of fiscal 2011, compared to $20.2 billion at the end of the third quarter of fiscal 2011 and $18.4 billion a year ago. As of September 25, 2011, $1.0 billion remained authorized for repurchases under our stock repurchase program, net of put options outstanding. In addition to the $142 million in stock repurchases we made during the fourth quarter of fiscal 2011, we repurchased and retired 2.0 million shares of our common stock for approximately $99 million since September 25, 2011. In connection with our stock repurchase program, we sold three put options which, if exercised, will require us to repurchase an additional 11.8 million shares for $586 million. On October 11, 2011, we announced a cash dividend of $0.215 per share payable on December 21, 2011 to stockholders of record as of November 23, 2011.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 5 of 19

Research and Development

($ in millions)	Non-GAAP	Share-Based Compensation	QSI	GAAP

Fourth quarter fiscal 2011	$731	$119	$1	$851
As a % of revenues	18%			21%
Fourth quarter fiscal 2010*	$547	$77	$4	$628
As a % of revenues	19%			21%
Year-over-year change ($)	34%	55%	N/M	36%

*As adjusted for discontinued operations

N/M - Not Meaningful

Non-GAAP R&D expenses increased 34 percent y-o-y primarily due to an increase in costs related to the development of integrated circuit products, next generation technologies and other initiatives to support the acceleration of advanced wireless products and services.

Selling, General and Administrative

($ in millions)	Non-GAAP	Share-Based Compensation	Acquisition- Related Items	QSI	GAAP
Fourth quarter fiscal 2011	$371	$110	$42	$8	$531
As a % of revenues	9%				13%
Fourth quarter fiscal 2010*	$364	$68	$-	$8	$440
As a % of revenues	12%				15%
Year-over-year change ($)	2%	62%	N/M	N/M	21%

*As adjusted for discontinued operations

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 2 percent y-o-y primarily due to an increase in employee-related costs.

Effective Income Tax Rate

Our fiscal 2011 effective income tax rates for continuing operations were 20 percent for GAAP and 21 percent for Non-GAAP. The fiscal 2011 GAAP effective tax rate included a tax benefit of $44 million related to an agreement reached on a component of our fiscal 2006 through 2010 state tax returns, as well as a tax benefit of $32 million recorded in fiscal 2011 related to fiscal 2010 due to the retroactive extension of the federal research and development tax credit in fiscal 2011. These tax benefits were excluded from our Non-GAAP results.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 6 of 19

Qualcomm Strategic Initiatives

The QSI segment makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. QSI also includes the discontinued operations of our FLO TV business. GAAP results for the fourth quarter fiscal 2011 included a $0.01 loss per share for the QSI segment. The fourth quarter fiscal 2011 QSI results included $27 million dollars in interest expense, related to the India BWA spectrum won in India in June 2010 and the related bank loans. At the end of the fourth quarter fiscal 2011, the aggregate carrying value of the loans was $994 million.

Business Outlook

The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment gains or losses, or gains and losses on certain derivative instruments, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

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Qualcomm’s Business Outlook Summary

FIRST FISCAL QUARTER
		Q1 FY11 Results (1)	Current Guidance Q1 FY12 Estimates
Revenues		$3.35B	$4.35B - $4.75B
Year-over-year change			increase 30% - 42%
Non-GAAP Diluted earnings per share (EPS)		$0.82	$0.86 - $0.92
Year-over-year change			increase 5% - 12%
Diluted EPS attributable to QSI		($0.05)	($0.02)
Diluted EPS attributable to share-based compensation		($0.07)	($0.11)
Diluted EPS attributable to acquisition-related items		$0.00	($0.03)
Diluted EPS attributable to tax items		$0.02	$0.00
GAAP Diluted EPS		$0.71	$0.70 - $0.76
Year-over-year change			decrease 1% -increase 7%
Metrics
MSM shipments		approx. 118M	approx. 146M - 154M
Year-over-year change			increase 24% - 31%
Total reported device sales (2)		$34.0B*	$37.5B - $41.5B*
Year-over-year change			increase 10% - 22%
*Est. sales in September quarter, reported in December quarter
FISCAL YEAR
		FY 2011 Results	Current Guidance FY 2012 Estimates
Revenues		$14.96B	$18.0B - $19.0B
Year-over-year change			increase 20% - 27%
Non-GAAP Diluted EPS		$3.20	$3.42 - $3.62
Year-over-year change			increase 7% - 13%
Diluted EPS attributable to QSI		($0.23)	($0.04)
Diluted EPS attributable to share-based compensation		($0.37)	($0.46)
Diluted EPS attributable to acquisition-related items		($0.12)	($0.12)
Diluted EPS attributable to tax items		$0.04	$0.00
GAAP Diluted EPS		$2.52	$2.80 - $3.00
Year-over-year change			increase 11% - 19%
Metrics
Est. fiscal year* CDMA-based device average selling price range (2)		approx $203 - $209	approx $197 - $209
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (2)
	Prior Guidance Calendar 2011 Estimates	Current Guidance Calendar 2011 Estimates	Current Guidance Calendar 2012 Estimates
Est. CDMA-based device shipments
March quarter	approx. 170M - 174M	approx. 170M - 174M	not provided
June quarter	not provided	approx. 187M - 191M	not provided
September quarter	not provided	not provided	not provided
December quarter	not provided	not provided	not provided
Est. Calendar year range (approx.)	750M - 800M	755M - 795M	865M - 935M
	Midpoint	Midpoint	Midpoint
Est. total CDMA-based units	approx. 775M	approx. 775M	approx. 900M
Est. CDMA units	approx. 245M	approx. 235M	not provided
Est. WCDMA units	approx. 530M	approx. 540M	not provided

(1)	As adjusted to reflect the reclassification of revenues related to FLO TV to discontinued operations.
(2)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

Sums may not equal totals due to rounding.

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Results of Business Segments

The following tables have been adjusted to reflect discontinued operations (Note 5) (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP	Share-Based Compensation*	Tax Items (2)	Acquisition- Related Items (3)	QSI (4)*	GAAP*
Q4 - FISCAL 2011
Revenues	$2,587	$1,361	$163	$6	$4,117	$ -	$ -	$ -	$ -	$4,117
Change from prior year	39%	48%	(5%)	N/M	39%					39%
Change from prior quarter	18%	8%	(1%)	N/M	14%					14%
Operating income (loss)					$1,624	($252)	$ -	($125)	($9)	$1,238
Change from prior year					44%	(61%)		N/A	40%	29%
Change from prior quarter					17%	(31%)		(62%)	10%	11%
EBT	$569	$1,193	($5)	($20)	$1,737	($252)	$ -	($125)	($34)	$1,326
Change from prior year	10%	58%	N/M	N/M	28%	(61%)		N/A	(6%)	13%
Change from prior quarter	32%	9%	62%	N/M	10%	(31%)		(62%)	(13%)	4%
EBT as a % of revenues	22%	88%	N/M	N/M	42%					32%
Discontinued operations, net of tax (5)					$ -	($1)	$ -	$ -	($5)	($6)
Net income (loss)					$1,372	($214)	$40	($120)	($22)	$1,056
Change from prior year					24%	(78%)	N/M	N/A	73%	22%
Change from prior quarter					11%	(46%)	N/M	(64%)	N/M	2%
Diluted EPS					$0.80	($0.12)	$0.02	($0.07)	($0.01)	$0.62
Change from prior year					18%	(71%)	N/M	N/A	80%	17%
Change from prior quarter					10%	(33%)	N/M	(75%)	N/M	2%
Diluted shares used					1,716	1,716	1,716	1,716	1,716	1,716
Q3 - FISCAL 2011
Revenues	$2,194	$1,257	$164	$8	$3,623	$ -	$ -	$ -	$ -	$3,623
Operating income (loss)					1,393	(193)	-	(77)	(10)	1,113
EBT	430	1,092	(13)	65	1,574	(193)	-	(77)	(30)	1,274
Discontinued operations, net of tax (5)					-	-	-	-	44	44
Net income (loss)					1,240	(147)	(4)	(73)	19	1,035
Diluted EPS					$0.73	($0.09)	$ -	($0.04)	$0.01	$0.61
Diluted shares used					1,709	1,709	1,709	1,709	1,709	1,709
Q1 - FISCAL 2011
Revenues	$2,116	$1,057	$172	$3	$3,348	$ -	$ -	$ -	$ -	$3,348
Operating income (loss)					1,416	(169)	-	-	-	1,247
EBT	640	892	-	128	1,660	(169)	-	-	(21)	1,470
Discontinued operations, net of tax (5)					-	(2)	-	-	(80)	(82)
Net income (loss)					1,345	(116)	28	-	(87)	1,170
Diluted EPS					$0.82	($0.07)	$0.02	$ -	($0.05)	$0.71
Diluted shares used					1,648	1,648	1,648	1,648	1,648	1,648
Q4 - FISCAL 2010
Revenues	$1,860	$921	$171	$ -	$2,952	$ -	$ -	$ -	$ -	$2,952
Operating income (loss)					1,130	(157)	-	-	(15)	958
EBT	519	754	(2)	90	1,361	(157)	-	-	(32)	1,172
Discontinued operations, net of tax (5)					-	(3)	-	-	(70)	(73)
Net income (loss)					1,105	(120)	(40)	-	(80)	865
Diluted EPS					$0.68	($0.07)	($0.02)	$ -	($0.05)	$0.53
Diluted shares used					1,621	1,621	1,621	1,621	1,621	1,621
12 MONTHS - FISCAL 2011
Revenues	$8,859	$5,422	$656	$20	$14,957	$ -	$ -	$ -	$ -	$14,957
Change from prior year	32%	48%	4%	N/M	36%					36%
Operating income (loss)					$6,084	($813)	$ -	($208)	($37)	$5,026
Change from prior year					41%	(36%)		N/M	N/M	35%
EBT	$2,056	$4,753	($152)	$183	$6,840	($813)	$ -	($208)	($132)	$5,687
Change from prior year	21%	57%	N/M	(49%)	34%	(36%)		N/M	N/M	27%
Discontinued operations, net of tax (5)					$ -	($5)	$ -	$ -	($308)	($313)
Net income (loss)					$5,407	($624)	$62	($200)	($385)	$4,260
Change from prior year					33%	(41%)	N/M	N/M	(75%)	31%
Diluted EPS					$3.20	($0.37)	$0.04	($0.12)	($0.23)	$2.52
Change from prior year					30%	(37%)	N/M	N/M	(77%)	29%
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691
12 MONTHS- FISCAL 2010
Revenues	$6,695	$3,659	$628	$ -	$10,982	$ -	$ -	$ -	$ -	$10,982
Operating income (loss)					4,316	(597)	-	(3)	11	3,727
EBT	1,693	3,020	12	361	5,086	(597)	-	(3)	7	4,493
Discontinued operations, net of tax (5)					-	(11)	-	-	(262)	(273)
Net income (loss)					4,071	(442)	(159)	(3)	(220)	3,247
Diluted EPS					$2.46	($0.27)	($0.10)	$ -	($0.13)	$1.96
Diluted shares used					1,658	1,658	1,658	1,658	1,658	1,658

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain investment income or losses, interest expense, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

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(2)	During the first quarter of fiscal 2011, we recorded a tax benefit of $32 million related to fiscal 2010 due to the retroactive extension of the federal R&D tax credit. During the fourth quarter of fiscal 2011, we recorded a tax benefit of $44 million related to an agreement reached on a component of our fiscal 2006 through 2010 state tax returns. Also, during the first, second, third and fourth quarters of fiscal 2011, we recorded $3 million, $3 million, $4 million and $4 million, respectively, in state tax expense because deferred revenues related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower. Our quarterly and fiscal 2011 Non-GAAP results exclude these items.
(3)	Beginning in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During the third and fourth quarters of fiscal 2011, Non-GAAP results excluded $45 million and $37 million, respectively, related to the step-up of inventories to fair value and $32 million and $88 million, respectively, in amortization of intangible assets that resulted from acquisitions completed in the third and fourth quarters of fiscal 2011.
(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
(5)	During fiscal 2011, we shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly.
*	As adjusted for discontinued operations

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Conference Call

Qualcomm’s fourth quarter fiscal 2011 earnings conference call will be broadcast live on November 2, 2011, beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 2, 2011, beginning at approximately 5:30 p.m. PT through December 2, 2011 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. U.S. and international callers should use reservation number 14571452. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com following the live call.

Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 10 of 19

evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and Non-GAAP results are presented herein.

The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.

Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain tax items and certain acquisition-related items. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 11 of 19

program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. In fiscal 2011, the Company began excluding the benefit of retroactive extensions of the federal R&D tax credit from Non-GAAP results because the Company does not include the potential extension of the credit in its business outlook due to uncertainty as to whether and when the federal R&D tax credit will be retroactively extended. In addition to its historical practice of excluding acquired in-process research and development expenses from Non-GAAP results, the Company began excluding recognition of the step-up of inventories to fair value and amortization of certain intangible assets starting with acquisitions completed in the third quarter of fiscal 2011. These certain acquisition-related items are excluded and no longer allocated to the Company’s segments because management has concluded that such expenses should not be considered when assessing segment performance as they are unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are significantly impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 12 of 19

substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the commercial deployment of, and demand for, our technologies in communications products and services; the uncertainty of global economic conditions and their potential impacts on demand for our products, services or applications and on the value of our marketable securities; competition; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party suppliers; foreign currency fluctuations; strategic investments and transactions we have or may pursue, including our investment in the BWA Spectrum in India which is currently subject to legal proceedings; failures, defects or errors in our products and services or in the products of our customers; the commercial success of our QMT division’s IMOD display technology; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 25, 2011. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm is a registered trademark of Qualcomm Incorporated. MSM is a registered trademark of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 13 of 19

Qualcomm Incorporated

Supplemental Information for the Three Months Ended September 25, 2011

(Unaudited)

						Acquisition-
	Non-GAAP		Share-Based	Tax		Related			GAAP
	Results		Compensation	Items		Items (a)	QSI		Results
($ in millions except per share data)

Cost of equipment and services revenues	$1,391		$23	$-		$83	$-		$1,497

R&D	731		119	-		-	1		851

SG&A	371		110	-		42	8		531

Operating income (loss)	1,624		(252)	-		(125)	(9)		1,238

Investment income (loss), net	113	(b)	-	-		-	(25)	(c)	88

Tax rate	21%		15%	N/A		N/M	N/M		20%

Net income (loss)	$1,372		$(214)	$40	(d)	$(120)	$(22)		$1,056

Diluted earnings (loss) per share (EPS)	$0.80		$(0.12)	$0.02		$(0.07)	$(0.01)		$0.62

Operating cash flow	$1,886		$(16)	$-		$-	$(50)		$1,820
Operating cash flow as % of revenues	46%		N/A	N/A		N/A	N/A		44%

Free cash flow (e)	$1,692		$(16)	$-		$-	$(50)		$1,626
Free cash flow as a % of revenues	41%		N/A	N/A		N/A	N/A		39%

(a)	Included $37 million related to the step-up of inventories to fair value and $88 million in amortization of intangible assets that resulted from acquisitions completed in the third and fourth quarters of fiscal 2011.
(b)	Included $112 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, and $33 million in net realized gains on investments, partially offset by $23 million in other-than-temporary losses on investments, $5 million in losses on derivatives and $4 million in interest expense.
(c)	Included $27 million in interest expense and $4 million in other-than-temporary losses on investments, partially offset by $6 million in interest and dividend income related to cash, cash equivalents and marketable securities.
(d)	Included a $44 million tax benefit related to an agreement reached on a component of our fiscal 2006 through 2010 state tax returns, partially offset by $4 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower.
(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended September 25, 2011, included herein.

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 14 of 19

Qualcomm Incorporated

Supplemental Information for the Twelve Months Ended September 25, 2011

(Unaudited)

	Non-GAAP Results		Share-Based Compensation (a)	Tax Items		Acquisition- Related Items (b)	QSI (a)		GAAP Results
($ in millions except per share data)

Cost of equipment and services revenues	$4,662		$67	$-		$143	$5		$4,877

R&D	2,585		397	-		6	7		2,995

SG&A	1,512		349	-		59	25		1,945

Operating income (loss)	6,084	(c)	(813)	-		(208)	(37)		5,026

Investment income (loss), net	756	(d)	-	-		-	(95	) (e)	661

Tax rate	21%		24%	N/A		N/M	N/M		20%

Net income (loss)	$5,407		$(624)	$62	(f)	$(200)	$(385)		$4,260

Diluted earnings (loss) per share (EPS)	$3.20		$(0.37)	$0.04		$(0.12)	$(0.23)		$2.52

Operating cash flow	$5,418		$(183)	$-		$-	$(335)		$4,900
Operating cash flow as % of revenues	36%		N/A	N/A		N/A	N/A		33%

Free cash flow (g)	$4,830		$(183)	$-		$-	$(340)		$4,307
Free cash flow as a % of revenues	32%		N/A	N/A		N/A	N/A		29%

(a)	During fiscal 2011, the Company shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly.
(b)	Beginning in the third quarter of fiscal 2011, Non-GAAP results exclude certain items related to acquisitions. During fiscal 2011, Non-GAAP results excluded $82 million related to the step-up of inventories to fair value and $120 million in amortization of intangible assets that resulted from acquisitions completed in the third and fourth quarters of fiscal 2011. In addition, fiscal 2011 Non-GAAP results excluded $6 million in acquired in-process research and development expense.
(c)	Operating income during fiscal 2011 included impairment charges of $120 million related to our Firethorn division, including $114 million in goodwill impairment.
(d)	Included $480 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $335 million in net realized gains on investments and $1 million in equity in earnings of investees, partially offset by $39 million in other-than-temporary losses on investments, $15 million in interest expense and $6 million in losses on derivatives.
(e)	Included $99 million in interest expense, $13 million in other-than-temporary losses on investments and $8 million in equity in losses of investees, partially offset by $20 million in interest and dividend income related to cash, cash equivalents and marketable securities, $3 million in gains on derivatives and $2 million in net realized gains on investments.
(f)	Included a tax benefit of $44 million related to an agreement reached on a component of our fiscal 2006 through 2010 state tax returns and a $32 million tax benefit related to fiscal 2010 due to the retroactive extension of the federal R&D tax credit, partially offset by $14 million in state tax expense because deferred revenues related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower.
(g)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the twelve months ended September 25, 2011, included herein.

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 15 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended September 25, 2011
	Non-GAAP	Share-Based Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$1,886	$(16)	(a)	$(50)	$1,820
Less: capital expenditures	(194)	-		-	(194)

Free cash flow	$1,692	$(16)		$(50)	$1,626

Revenues	$4,117	$-		$-	$4,117
Free cash flow as a % of revenues	41%	N/A		N/A	39%

Other supplemental cash disclosures:
Cash transfers from QSI	$2	$-		$(2)	$-
Cash transfers to QSI (b)	(62)	-		62	-

Net cash transfers	$(60)	$-		$60	$-

	Twelve Months Ended September 25, 2011
	Non-GAAP	Share-Based Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$5,418	$(183)	(a)	$(335)	$4,900
Less: capital expenditures	(588)	-		(5)	(593)

Free cash flow	$4,830	$(183)		$(340)	$4,307

Revenues	$14,957	$-		$-	$14,957
Free cash flow as a % of revenues	32%	N/A		N/A	29%

Other supplemental cash disclosures:
Cash transfers from QSI (c)	$69	$-		$(69)	$-
Cash transfers to QSI (b)	(392)	-		392	-

Net cash transfers	$(323)	$-		$323	$-

	Three Months Ended September 26, 2010
	Non-GAAP	Share-Based Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$1,214	$(11)	(a)	$(110)	$1,093
Less: capital expenditures	(101)	-		(12)	(113)

Free cash flow	$1,113	$(11)		$(122)	$980

	Twelve Months Ended September 26, 2010
	Non-GAAP	Share-Based Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$4,511	$(45)	(a)	$(390)	$4,076
Less: capital expenditures	(350)	-		(76)	(426)

Free cash flow	$4,161	$(45)		$(466)	$3,650

(a) Incremental tax benefits from stock options exercised during the period.

(b) Primarily funding for strategic debt and equity investments and QSI operating expenses.

(c) Primarily from the issuance of subsidiary shares to noncontrolling interests.

N/A - Not Applicable

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 16 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rate to GAAP Tax Rate

(in millions)

(Unaudited)

	Three Months Ended September 25, 2011
	Non- GAAP Results	Share-Based Compensation	Tax Items (a)	Acquisition- Related Items	QSI (b)	GAAP Results

Income (loss) from continuing operations before income taxes	$1,737	$(252)	$-	$(125)	$(34)	$1,326
Income tax (expense) benefit	(365)	39	40	5	10	(271)

Income (loss) from continuing operations	$1,372	$(213)	$40	$(120)	$(24)	$1,055

Tax rate	21%	15%	N/A	N/M	N/M	20%

	Twelve Months Ended September 25, 2011
	Non- GAAP Results	Share-Based Compensation	Tax Items (a)	Acquisition- Related Items	QSI (b)	GAAP Results

Income (loss) from continuing operations before income taxes	$6,840	$(813)	$-	$(208)	$(132)	$5,687
Income tax (expense) benefit	(1,433)	194	62	8	37	(1,132)

Income (loss) from continuing operations	$5,407	$(619)	$62	$(200)	$(95)	$4,555

Tax rate	21%	24%	N/A	N/M	28%	20%

(a)	During the first quarter of fiscal 2011, we recorded a tax benefit of $32 million related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. During the fourth quarter of fiscal 2011, we recorded a tax benefit of $44 million related to an agreement reached on a component of our fiscal 2006 through 2010 state tax returns. We also recorded $4 million and $14 million in state tax expense during the fourth quarter and fiscal 2011, respectively, because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower.
(b)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

N/M – Not Meaningful

Sums may not equal totals due to rounding

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 17 of 19

Qualcomm Incorporated

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

ASSETS

	September 25, 2011	September 26, 2010
Current assets:
Cash and cash equivalents	$5,462	$3,547
Marketable securities	6,190	6,732
Accounts receivable, net	993	730
Inventories	765	528
Deferred tax assets	537	321
Other current assets	346	275

Total current assets	14,293	12,133
Marketable securities	9,261	8,123
Deferred tax assets	1,703	1,922
Assets held for sale	746	-
Property, plant and equipment, net	2,414	2,373
Goodwill	3,432	1,488
Other intangible assets, net	3,099	3,022
Other assets	1,474	1,511

Total assets	$36,422	$30,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$969	$764
Payroll and other benefits related liabilities	644	467
Unearned revenues	610	623
Loans payable	994	1,086
Income taxes payable	18	1,443
Other current liabilities	2,054	1,085

Total current liabilities	5,289	5,468
Unearned revenues	3,541	3,485
Other liabilities	620	761

Total liabilities	9,450	9,714

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at September 25, 2011 and September 26, 2010	-	-
Common stock, $0.0001 par value; 6,000 shares authorized; 1,681 and 1,612 shares issued and outstanding at September 25, 2011 and September 26, 2010, respectively	-	-
Paid-in capital	10,394	6,856
Retained earnings	16,204	13,305
Accumulated other comprehensive income	353	697

Total Qualcomm stockholders’ equity	26,951	20,858
Noncontrolling interests	21	-

Total stockholders’ equity	26,972	20,858

Total liabilities and stockholders’ equity	$36,422	$30,572

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 18 of 19

Qualcomm Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 25, 2011	September 26, 2010*	September 25, 2011	September 26, 2010*
Revenues:
Equipment and services	$ 2,673	$ 1,950	$ 9,223	$ 6,971
Licensing	1,444	1,002	5,734	4,011

Total revenues	4,117	2,952	14,957	10,982

Operating expenses:
Cost of equipment and services revenues	1,497	926	4,877	3,301
Research and development	851	628	2,995	2,451
Selling, general and administrative	531	440	1,945	1,503
Other	-	-	114	-

Total operating expenses	2,879	1,994	9,931	7,255

Operating income	1,238	958	5,026	3,727

Investment income, net	88	214	661	766

Income from continuing operations before income taxes	1,326	1,172	5,687	4,493
Income tax expense	(271)	(234)	(1,132)	(973)

Income from continuing operations	1,055	938	4,555	3,520
Discontinued operations, net of income taxes	(6)	(73)	(313)	(273)

Net Income	1,049	865	4,242	3,247
Net loss attributable to noncontrolling interests	7	-	18	-

Net income attributable to Qualcomm	$ 1,056	$ 865	$ 4,260	$ 3,247

Basic earnings (loss) per share attributable to Qualcomm:
Continuing operations	$ 0.63	$ 0.59	$ 2.76	$ 2.15
Discontinued operations	-	(0.05)	(0.19)	(0.17)

Net income	$ 0.63	$ 0.54	$ 2.57	$ 1.98

Diluted earnings (loss) per share attributable to Qualcomm:
Continuing operations	$ 0.62	$ 0.58	$ 2.70	$ 2.12
Discontinued operations	-	(0.05)	(0.18)	(0.16)

Net income	$ 0.62	$ 0.53	$ 2.52	$ 1.96

Shares used in per share calculations:
Basic	1,681	1,608	1,658	1,643

Diluted	1,716	1,621	1,691	1,658

Dividends per share announced	$ 0.215	$ 0.19	$ 0.81	$ 0.72

*As adjusted for discontinued operations

Qualcomm Announces Fourth Quarter and Fiscal 2011 Results	Page 19 of 19

Qualcomm Incorporated

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 25, 2011	September 26, 2010	September 25, 2011	September 26, 2010
Operating Activities:
Net income	$ 1,049	$ 865	$ 4,242	$ 3,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241	171	1,061	666
Goodwill impairment	-	-	114	-
Revenues related to non-monetary exchanges	(30)	(31)	(123)	(130)
Income tax provision in excess of (less than) income tax payments	14	36	(1,204)	116
Non-cash portion of share-based compensation expense	256	159	824	612
Incremental tax benefit from stock options exercised	(16)	(11)	(183)	(45)
Net realized gains on marketable securities and other investments	(33)	(131)	(337)	(405)
Net impairment losses on marketable securities and other investments	26	23	52	125
Other items, net	(12)	6	12	(64)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(161)	73	(140)	(18)
Inventories	(19)	(87)	(62)	(80)
Other assets	(34)	11	(70)	(60)
Trade accounts payable	165	125	(26)	148
Payroll, benefits and other liabilities	362	(68)	572	(229)
Unearned revenues	12	(48)	168	193

Net cash provided by operating activities	1,820	1,093	4,900	4,076

Investing Activities:
Capital expenditures	(194)	(113)	(593)	(426)
Advanced payment on spectrum	-	-	-	(1,064)
Purchases of available-for-sale securities	(2,677)	(1,924)	(10,948)	(8,973)
Proceeds from sale of available-for-sale securities	1,306	3,086	10,661	10,440
Purchases of other marketable securities	-	(850)	-	(850)
Cash received for partial settlement of investing receivables	-	1	18	34
Atheros acquisition, net of cash acquired	-	-	(3,130)	-
Other investments and acquisitions, net of cash acquired	(362)	(49)	(494)	(94)
Other items, net	1	6	(3)	94

Net cash (used) provided by investing activities	(1,926)	157	(4,489)	(839)

Financing Activities:
Borrowing under loans payable	295	-	1,555	1,064
Repayment of loans payable	(295)	-	(1,555)	-
Proceeds from issuance of common stock	255	170	2,647	689
Proceeds from put option premiums	75	-	75	-
Proceeds from issuance of subsidiary shares to noncontrolling interests	-	-	62	-
Incremental tax benefit from stock options exercised	16	11	183	45
Repurchase and retirement of common stock	(142)	(122)	(142)	(3,016)
Dividends paid	(361)	(305)	(1,346)	(1,177)
Change in obligation under securities lending	4		46	-
Other items, net	(1)	(9)	(7)	(10)

Net cash (used) provided by financing activities	(154)	(255)	1,518	(2,405)

Effect of exchange rate changes on cash	(24)	11	(14)	(2)

Net (decrease) increase in cash and cash equivalents	(284)	1,006	1,915	830
Cash and cash equivalents at beginning of period	5,746	2,541	3,547	2,717

Cash and cash equivalents at end of period	$5,462	$3,547	$5,462	$3,547